Exhibit 99.1

2015 second fiscal quarter results	May 7, 2015
Press release

Press Release

Nuance Announces Second Quarter Fiscal 2015 Results

Nuance Achieves Revenue and EPS Above Guidance Ranges; Delivers 38% Operating Cash Flow Growth and 26% Deferred Revenue Growth

Board Authorizes $500 Million Increase in Stock Repurchase Plan

BURLINGTON, Mass., May 7, 2015 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its second quarter fiscal 2015, ended March 31, 2015.

In the second quarter of fiscal 2015, Nuance reported GAAP revenue of $475.1 million, compared to $475.7 million in the second quarter of fiscal 2014.  Nuance reported non-GAAP revenue of $488.1 million, which includes $13.0 million of revenue lost to accounting treatment in conjunction with acquisitions, compared to $490.0 million in the second quarter of fiscal 2014. Q2 15 revenue was negatively affected by currency fluctuations. If we applied Q2 14 currency rates to our Q2 15 revenue, Q2 15 revenue would have been approximately $14 million higher.

In the second quarter of fiscal 2015, Nuance recognized GAAP net loss of $(14.1) million, or $(0.04) per share, compared to GAAP net loss of $(39.2) million, or $(0.12) per share, in the second quarter of fiscal 2014. In the second quarter of fiscal 2015, Nuance reported non-GAAP net income of $98.9 million, or $0.30 per diluted share, up from non-GAAP net income of $88.3 million, or $0.28 per diluted share, in the second quarter of fiscal 2014. Nuance’s second quarter fiscal 2015 non-GAAP operating margin was 25.9%, up from 23.9% in the second quarter of fiscal 2014. Nuance reported cash flow from operations of $119.9 million in the second quarter of fiscal 2015, up 37.8% from $87.0 million in the second quarter of fiscal 2014. Nuance ended the second quarter of fiscal 2015 with $637.8 million in total deferred revenue, up 26.3% from $504.9 million at the end of the second quarter of fiscal 2014. In the second quarter of fiscal 2015, Nuance reported net new bookings of $304.7 million. Nuance ended the second quarter of fiscal 2015 with $566.9 million in cash, cash equivalents and marketable securities.

“Nuance delivered second quarter revenue and EPS that exceeded our guidance. Our improved EPS, operating margin and operating cash flow reflect the results of our continuing efficiency and cost control initiatives. We are also building shareholder value through renewed execution under our stock repurchase plan, which we recently increased by $500 million,” said Tom Beaudoin, Nuance CFO.

Nuance Authorizes Additional $500 Million under Stock Repurchase Plan
During Q2 15, Nuance repurchased 8.557 million shares of our common stock, for a total amount of $120.3 million at an average price per share of $14.06. During Q3 15, up to May 6, 2015, Nuance repurchased an additional 5.300 million shares of our common stock, for a total amount of $77.2 million. From the inception of the plan in April 2013 through May 6, 2015, Nuance repurchased an aggregate of 25.298 million shares of our common stock, for an aggregate amount of $408.3 million at an average price per share of $16.14. Following these repurchases, Nuance had $91.7 million remaining under the original authorization. Today, Nuance announced that its board of directors has authorized an additional $500 million under the plan, bringing the unused authorization to a total of $591.7 million.

Stock repurchases may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated stock repurchase transactions, or any combination of such methods. The timing and the amount of any purchases will be determined by the Company’s management based on its evaluation of market conditions, capital allocation alternatives, and other factors. The share repurchase plan does not require the Company to acquire any specific number of shares and may be modified, suspended, extended or terminated by the Company at any time without prior notice. The share repurchase plan is designed to comply with

© 2015 Nuance Communications, Inc. All rights reserved.

2015 second fiscal quarter results	May 7, 2015
Press release

U.S. securities laws, rules and safe harbors for purchases that do not constitute tender offers. These restrictions can lengthen the time it may take for Nuance to acquire its shares under this repurchase plan.

Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

As previously scheduled, the conference call will begin today, May 7, 2015 at 5:00 pm EDT and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at www.nuance.com. The call can also be heard by dialing (800) 230-1074 or (612) 234-9960 at least five minutes prior to the call and referencing code 358455. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 358455.

About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Definitions of Bookings and Net New Bookings
Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value.  For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for our existing and future products; economic conditions in the United States and internationally; our ability to control and

© 2015 Nuance Communications, Inc. All rights reserved.

2015 second fiscal quarter results	May 7, 2015
Press release

successfully manage our expenses and cash position; the effects of competition, including pricing pressure; possible defects in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2014 and our quarterly reports filed with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

The information included in this press release should not be viewed as a substitute for full GAAP financial statements.

Discussion of Non-GAAP Financial Measures
We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and six months ended March 31, 2015 and 2014, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from Notable Solutions, Quantim and Equitrac for the three and six months ended March 31, 2015 that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have otherwise recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

© 2015 Nuance Communications, Inc. All rights reserved.

2015 second fiscal quarter results	May 7, 2015
Press release

Acquisition-Related Costs, Net.
In recent years, we have completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services, including services provided by third parties.

(ii) Professional service fees. Professional service fees include third party costs related to the acquisition, and legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.

(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.
In order to gain access to a third party's extensive speech recognition technology and natural language and semantic processing technology, we have entered into IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, we will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement.

© 2015 Nuance Communications, Inc. All rights reserved.

2015 second fiscal quarter results	May 7, 2015
Press release

For non-GAAP purposes, we consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of our normal, organic, continuing operating activities, and are therefore presenting this supplemental information to show the results excluding these expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although our bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of the collaboration agreement and have incentives based on those results. Costs associated with the research and development portion of the agreements have been excluded from research and development expense while costs for the extension of the marketing exclusivity period are excluded from sales and marketing expense.

Non-Cash Expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii) and (iii) Certain accrued interest and income taxes. We also exclude certain accrued interest and certain accrued income taxes because we believe that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.
We exclude certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash. Other items such as consulting and professional services fees related to assessing strategic alternatives, gains or losses on non-controlling strategic equity interests are also excluded.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

© 2015 Nuance Communications, Inc. All rights reserved.

2015 second fiscal quarter results	May 7, 2015
Press release

Contact Information

For Investors Kevin Faulkner Nuance Communications, Inc. Tel: 408-992-6100 Email: kevin.faulkner@nuance.com	For Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com

Financial Tables Follow

© 2015 Nuance Communications, Inc. All rights reserved.

2015 second fiscal quarter results	May 7, 2015
Press release

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended March 31,		Six months ended March 31,
	2015	2014	2015	2014

Revenues:
Product and licensing	$174,451	$174,819	$344,139	$353,256
Professional services and hosting	224,504	227,526	450,674	445,661
Maintenance and support	76,104	73,308	154,265	146,716
Total revenues	475,059	475,653	949,078	945,633

Cost of revenues:
Product and licensing	23,252	25,226	47,222	50,435
Professional services and hosting	151,021	157,437	308,264	312,017
Maintenance and support	13,395	12,359	27,436	25,196
Amortization of intangible assets	15,631	15,342	30,762	30,536
Total cost of revenues	203,299	210,364	413,684	418,184

Gross profit	271,760	265,289	535,394	527,449

Operating expenses:
Research and development	74,776	84,581	157,343	165,051
Sales and marketing	93,254	98,280	204,504	217,186
General and administrative	45,734	43,682	96,301	88,158
Amortization of intangible assets	25,328	26,571	52,155	54,043
Acquisition-related cost, net	6,523	6,802	11,279	9,600
Restructuring and other charges, net	(333)	4,719	1,895	8,556
Total operating expenses	245,282	264,635	523,477	542,594

Income (loss) from operations	26,478	654	11,917	(15,145)
Other expense, net	(29,517)	(33,487)	(59,637)	(70,123)
Loss before income taxes	(3,039)	(32,833)	(47,720)	(85,268)
Provision for income taxes	11,059	6,394	16,873	9,372
Net loss	$(14,098)	$(39,227)	$(64,593)	$(94,640)

Net loss per share:
Basic	$(0.04)	$(0.12)	$(0.20)	$(0.30)
Diluted	$(0.04)	$(0.12)	$(0.20)	$(0.30)

Weighted average common shares outstanding:
Basic	322,879	316,593	322,331	315,696
Diluted	322,879	316,593	322,331	315,696

© 2015 Nuance Communications, Inc. All rights reserved.

2015 second fiscal quarter results	May 7, 2015
Press release

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	March 31, 2015	September 30, 2014

ASSETS
Current assets:
Cash and cash equivalents	$474,650	$547,230
Marketable securities	63,044	40,974
Accounts receivable, net	394,054	428,266
Prepaid expenses and other current assets	148,246	148,030
Total current assets	1,079,994	1,164,500

Marketable securities	29,228	—
Land, building and equipment, net	185,985	191,411
Goodwill	3,354,734	3,410,893
Intangible assets, net	852,561	915,483
Other assets	147,325	137,997
Total assets	$5,649,827	$5,820,284

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$4,834	$4,834
Contingent and deferred acquisition payments	8,556	35,911
Accounts payable and accrued expenses	238,056	303,039
Deferred revenue	343,651	298,225
Total current liabilities	595,097	642,009

Long-term debt	2,137,738	2,127,392
Deferred revenue, net of current portion	294,154	249,879
Other liabilities	221,252	219,012
Total liabilities	3,248,241	3,238,292

Stockholders' equity	2,401,586	2,581,992
Total liabilities and stockholders' equity	$5,649,827	$5,820,284

© 2015 Nuance Communications, Inc. All rights reserved.

2015 second fiscal quarter results	May 7, 2015
Press release

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended		Six months ended
	March 31,		March 31,
	2015	2014	2015	2014

Cash flows from operating activities:
Net loss	$(14,098)	$(39,227)	$(64,593)	$(94,640)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56,847	54,308	114,020	109,417
Stock-based compensation	30,917	44,920	78,271	92,159
Non-cash interest expense	7,539	9,782	14,918	19,443
Deferred tax provision	4,499	5,058	6,386	3,446
Other	1,609	892	1,427	(5,258)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	9,745	13,050	16,988	6,518
Prepaid expenses and other assets	1,445	(600)	(13,213)	(11,695)
Accounts payable	4,428	(4,065)	1,869	(32,097)
Accrued expenses and other liabilities	(13,791)	(17,753)	(50,017)	(10,301)
Deferred revenue	30,806	20,661	109,575	88,190
Net cash provided by operating activities	119,946	87,026	215,631	165,182
Cash flows from investing activities:
Capital expenditures	(13,821)	(10,553)	(30,758)	(24,719)
Payments for business and technology acquisitions, net of cash acquired	(23,760)	(36,041)	(31,891)	(135,537)
Purchases of marketable securities and other investments	(27,883)	(6,441)	(91,348)	(11,504)
Proceeds from sales and maturities of marketable securities and other investments	13,788	8,262	23,165	21,634
Net cash used in investing activities	(51,676)	(44,773)	(130,832)	(150,126)
Cash flows from financing activities:
Payments of debt	(1,209)	(1,209)	(2,418)	(2,516)
Payments for repurchases of common stock	(109,838)	(8,435)	(109,838)	(26,435)
Payments for settlement of share-based derivatives	—	(4,254)	(340)	(5,286)
Payments of other long-term liabilities	(831)	(615)	(1,526)	(1,519)
Proceeds from issuance of common stock from employee stock plans	8,972	10,734	9,149	11,922
Cash used to net share settle employee equity awards	(4,299)	(4,541)	(46,953)	(31,047)
Net cash used in financing activities	(107,205)	(8,320)	(151,926)	(54,881)
Effects of exchange rate changes on cash and cash equivalents	(4,257)	(287)	(5,453)	9
Net (decrease) increase in cash and cash equivalents	(43,192)	33,646	(72,580)	(39,816)
Cash and cash equivalents at beginning of period	517,842	734,656	547,230	808,118
Cash and cash equivalents at end of period	$474,650	$768,302	$474,650	$768,302

© 2015 Nuance Communications, Inc. All rights reserved.

2015 second fiscal quarter results	May 7, 2015
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March 31,		March 31,
	2015	2014	2015	2014

GAAP revenue	$475,059	$475,653	$949,078	$945,633
Acquisition-related revenue adjustments: product and licensing	9,139	7,269	19,755	18,758
Acquisition-related revenue adjustments: professional services and hosting	3,350	6,214	7,146	13,873
Acquisition-related revenue adjustments: maintenance and support	515	837	1,114	1,754
Non-GAAP revenue	$488,063	$489,973	$977,093	$980,018

GAAP cost of revenue	$203,299	$210,364	$413,684	$418,184
Cost of revenue from amortization of intangible assets	(15,631)	(15,342)	(30,762)	(30,536)
Cost of revenue adjustments: product and licensing (1,2)	505	271	824	925
Cost of revenue adjustments: professional services and hosting (1,2)	(4,414)	(6,884)	(11,722)	(13,189)
Cost of revenue adjustments: maintenance and support (1,2)	(631)	(406)	(1,574)	(1,190)
Non-GAAP cost of revenue	$183,128	$188,003	$370,450	$374,194

GAAP gross profit	$271,760	$265,289	$535,394	$527,449
Gross profit adjustments	33,175	36,681	71,249	78,375
Non-GAAP gross profit	$304,935	$301,970	$606,643	$605,824

GAAP income (loss) from operations	$26,478	$654	$11,917	$(15,145)
Gross profit adjustments	33,175	36,681	71,249	78,375
Research and development (1)	6,668	10,455	17,177	20,743
Sales and marketing (1)	7,882	10,210	20,416	25,454
General and administrative (1)	10,911	15,953	26,569	29,992
Amortization of intangible assets	25,328	26,571	52,155	54,043
Costs associated with IP collaboration agreements	2,938	4,937	5,876	9,874
Acquisition-related costs, net	6,523	6,802	11,279	9,600
Restructuring and other charges, net	(333)	4,719	1,895	8,556
Other	7,002	(71)	15,835	1,061
Non-GAAP income from operations	$126,572	$116,911	$234,368	$222,553

GAAP provision for income taxes	$11,059	$6,394	$16,873	$9,372
Non-cash taxes	(5,332)	(1,385)	(7,491)	292
Non-GAAP provision for income taxes	$5,727	$5,009	$9,382	$9,664

GAAP net loss	$(14,098)	$(39,227)	$(64,593)	$(94,640)
Acquisition-related adjustment - revenue (2)	13,004	14,320	28,015	34,385
Acquisition-related adjustment - cost of revenue (2)	(916)	(1,283)	(1,637)	(2,516)
Acquisition-related costs, net	6,523	6,802	11,279	9,600
Cost of revenue from amortization of intangible assets	15,631	15,342	30,762	30,536
Amortization of intangible assets	25,328	26,571	52,155	54,043
Restructuring and other charges, net	(333)	4,719	1,895	8,556
Non-cash stock-based compensation (1)	30,917	44,920	78,271	92,159
Non-cash interest expense	7,539	9,782	14,918	19,443
Non-cash income taxes	5,332	1,385	7,491	(292)
Costs associated with IP collaboration agreements	2,938	4,937	5,876	9,874
Change in fair value of share-based instruments	(23)	72	538	4,222
Other	7,105	(71)	15,938	(454)
Non-GAAP net income	$98,947	$88,269	$180,908	$164,916

Non-GAAP diluted net income per share	$0.30	$0.28	$0.55	$0.52

Diluted weighted average common shares outstanding	324,869	319,677	326,582	318,653

© 2015 Nuance Communications, Inc. All rights reserved.

2015 second fiscal quarter results	May 7, 2015
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended March 31,		Six months ended March 31,
	2015	2014	2015	2014

(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$96	$697	$183	$962
Cost of professional services and hosting	4,729	7,199	12,352	13,818
Cost of maintenance and support	631	406	1,574	1,190
Research and development	6,668	10,455	17,177	20,743
Sales and marketing	7,882	10,210	20,416	25,454
General and administrative	10,911	15,953	26,569	29,992
Total	$30,917	$44,920	$78,271	$92,159

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$13,004	$14,320	$28,015	$34,385
Cost of product and licensing	(601)	(968)	(1,007)	(1,887)
Cost of professional services and hosting	(315)	(315)	(630)	(629)
Total	$12,088	$13,037	$26,378	$31,869

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